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                                                                     Exhibit 1.3

                            BIRMAN MANAGED CARE, INC.

                                2,000,000 Shares
                                 $.001 par value

                                SELLING AGREEMENT

                                                              New York, New York
                                                               February __, 1997





Dear Sirs:

         1. We and the other Underwriters named in the Prospectus (the "Underwriters") relating to 2,000,000 shares of Common Stock, $.001 par value (the "Shares") of Birman Managed Care, Inc. (the "Company") acting through us as Representative, are severally offering for sale an aggregate of 2,000,000 Shares (the "Firm Shares"). In addition, the several Underwriters have been granted an option to purchase from the Company up to an additional 300,000 Shares (the "Option Shares") to cover over-allotments in connection with the sale of the Firm Shares. The Firm Shares and any Option Shares purchased are herein called the "Shares." The Shares and the terms under which they are to be offered for sale by the several Underwriters are more particularly described in the Prospectus.

         2. The Shares are to be offered to the public by the several Underwriters at the price per Share set forth on the cover page of the Prospectus (the "Public Offering Price"), in accordance with the terms of offering thereof set forth in the Prospectus.

         3. Some or all of the several Underwriters are severally offering, subject to the terms and conditions hereof, a portion of the Shares for sale to certain dealers who are actually engaged in the investment banking or securities business and who are either (i) members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (ii) dealers with their principal places of business located outside the United States, its territories and its possessions and not registered as brokers or dealers under the Securities Exchange Act of 1934, as amended (the "1934 Act") who have agreed not to make any sales within the United States, its territories and its possessions or to persons who are nationals thereof or residents therein (such dealers who shall agree to purchase Shares hereunder being herein called "Selected Dealers"), at the Public Offering Price, less a selling concession (which may be
changed) of not in excess of $     per Share payable as hereinafter provided,
out of which concession an amount not exceeding $      per Share may be
reallowed by Selected Dealers to members of the NASD or foreign dealers qualified as aforesaid. The Selected Dealers have agreed to comply with the provisions of Rule 2740 of the NASD Conduct Rules, and, if any such dealer is a foreign dealer

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and not a member of the NASD, such Selected Dealer also has agreed to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though it were a member of the NASD, with the provisions of Rules 2730 and 2750 of such Conduct Rules and to comply with Rule 2420 of such Conduct Rules as that Rule applies to non-member foreign dealers. Some of or all the Underwriters may be included among the Selected Dealers. Each of the Underwriters has agreed that, during the term of this Agreement, it will be governed by the terms and conditions hereof whether or not such Underwriter is included among the Selected Dealers.

         4. On behalf of the Underwriters we shall act as Representative under this Agreement and shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the public offering of the Shares.

         5. If you desire to purchase any of the Shares, your application should reach us promptly by telephone or telegraph at 44 Wall Street, New York, New York 10005, Attention: Syndicate Department, Telephone Number (212) 968-2017. We reserve the right to reject subscriptions in whole or in part, to make allotments and to close the subscription books at any time without notice. The Shares allotted to you will be confirmed, subject to the terms and conditions of this Agreement.

         6. The privilege of subscribing for the Shares is extended to you only on behalf of such of the Underwriters, if any, as may lawfully sell the Shares to dealers in your state or other jurisdiction.

         7. Any Shares purchased by you under the terms of this Agreement may be immediately reoffered to the public in accordance with the terms of the offering thereof set forth herein and in the Prospectus, subject to the securities or blue sky laws of the various states or other jurisdictions.

            You agree to pay us on demand for the accounts of the several Underwriters an amount equal to the Selected Dealer concession as to any Shares purchased by you hereunder which, prior to the termination of this paragraph, we may purchase or contract to purchase for the account of any Underwriter and, in addition, we may charge you with any broker's commission and transfer tax paid in connection with such purchase or contract to purchase. Certificates for Shares delivered on such repurchases need not be the identical certificates originally purchased

            You agree to advise us from time to time, upon request, of the number of Shares purchased by you hereunder and remaining unsold at the time of such request, and, if in our opinion any such Shares shall be needed to make delivery of the Shares sold or over-allotted for the account of one or more of the Underwriters, you will, forthwith upon our request, grant to us for the account or accounts of such Underwriter or Underwriters the right, exercisable promptly after receipt of notice from you that such right has been granted, to purchase, at the




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Public Offering Price less the selling concession or such part thereof as we shall determine, such number of Shares owned by you as shall have been specified in our request.

            No expenses shall be charged to Selected Dealers. A single transfer tax, if payable, upon the sale of the Shares by the respective Underwriters to you will be paid when such Shares are delivered to you. However, you shall pay any transfer tax on sales of Shares by you and you shall pay your proportionate share of any transfer tax (other than the single transfer tax described above) in the event that any such tax shall from time to time be assessed against you and other Selected Dealers as a group or otherwise

            Neither you nor any other person is or has been authorized to give any information or to make any representation in connection with the sale of the Shares other than as contained in the Prospectus.

         8. The first three paragraphs of Section 7 hereof will terminate when we shall have determined that the public offering of the Shares has been completed and upon telegraphic notice to you of such termination, but, if not theretofore terminated, they will terminate at the close of business on the 30th full business day after the date hereof; provided, however, that we shall have the right to extend such provisions for a further period or periods, not exceeding an additional 30 days in the aggregate upon telegraphic notice to you.

         9. For the purpose of stabilizing the market in the Shares, we have been authorized to make purchases and sales of the Shares of the Company, in the open market or otherwise, for long or short account, and, in arranging for sales, to over-allot.

         10. On becoming a Selected Dealer, and in offering and selling the Shares, you agree to comply with all the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the 1934 Act. You confirm that you are familiar with Rule 15c2-8 under the 1934 Act relating to the distribution of preliminary and final prospectuses for securities of an issuer (whether or not the issuer is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act) and confirm that you have complied and will comply therewith.

            We hereby confirm that we will make available to you such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act, or the Rules and Regulations thereunder.

         11. Upon request, you will be informed as to the states and other jurisdictions in which we have been advised that the Shares have been qualified for sale under the respective securities or blue sky laws of such states and other jurisdictions, but neither we nor any of the other Underwriters assume any obligation or responsibility as to the right of any Selected Dealer to sell the Shares in any state or other jurisdiction or as to the eligibility of the Shares for sale therein. We will, if requested, file a Further State Notice in respect of the Shares pursuant to Article 23-A of the General Business Law of the State of New York.




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         12. No Selected Dealer is authorized to act as our agent or as agent for the Underwriters, or otherwise to act on our behalf or on behalf of the Underwriters, in offering or selling the Shares to the public or otherwise or to furnish any information or make any representation except as contained in the Prospectus.

         13. Nothing will constitute the Selected Dealers an association or other separate entity or partners with the Underwriters, with us, or with each other, but you will be responsible for your share of any liability or expense based on any claim to the contrary. We and the several Underwriters shall not be under any liability for or in respect of value, validity or form of the Shares, or the delivery of the certificates for the Shares, or the performance by anyone of any agreement on its part, or the qualification of the Shares for sale under the laws of any jurisdiction, or for or in respect of any other matter relating to this Agreement, except for lack of good faith and for obligations expressly assumed by us or by the Underwriters in this Agreement and no obligation on our part shall be implied herefrom. The foregoing provisions shall not be deemed a waiver of any liability imposed under the 1933 Act.

         14. Payment for the Shares sold to you hereunder is to be made at the Public Offering Price less the above-mentioned selling concession on such time and date as we may advise, at Royce Investment Group, Inc., 199 Crossways Park Drive, Woodbury, New York 11797, by a certified or official bank check in current New York Clearing House funds, payable to the order of Royce Investment Group, Inc., as Representative, against delivery of certificates for the Shares so purchased. If such payment is not made at such time, you agree to pay us interest on such funds at the prevailing broker's loan rate.

         15. Notices to us should be addressed to Royce Investment Group, Inc.,
Attention: Syndicate Department. Notices to you shall be deemed to have been duly given if telegraphed or mailed to you at the address to which this letter is addressed.

         16. If you desire to purchase any Shares, please confirm your application by signing and returning to us your confirmation on the duplicate copy of this letter enclosed herewith, even though you may have previously advised us thereof by telephone or telegraph. Our signature hereon may be by facsimile.

                                      Very truly yours,

                                      Royce Investment Group, Inc.
                                        As Representative of the
                                        Several Underwriters



                                      By:  ____________________________________
                                                  Authorized Officer




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Royce Investment Group, Inc.
199 Crossways Park Drive
Woodbury, New York  11797

         We hereby subscribe for _________ Shares of Birman Managed Care, Inc. in accordance with the terms and conditions stated in the foregoing letter. We hereby acknowledge receipt of the Prospectus referred to in the first paragraph thereof relating to said Shares. We further state that in purchasing said Shares we have relied upon said Prospectus and upon no other statement whatsoever, whether written or oral. We confirm that we are a dealer actually engaged in the investment banking or securities business and that we are either (i) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the Securities Exchange Act of 1934, as amended, who hereby agrees not to make any sales within the United States, its territories and its possessions or to persons who are nationals thereof or residents therein. We hereby agree to comply with the provisions of Rule 2740 of the NASD Conduct Rules and if we are a foreign dealer and not a member of the NASD, we also agree to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though we were a member of the NASD, with the provisions of Rules 2730 and 2750 of such Conduct Rules, and to comply with Rule 2420 of such Conduct Rules as that Rule applies to non-member foreign dealers.



                                          ______________________________________


                                          By:  _________________________________
                                                    Authorized Officer

                                          Address: _____________________________


                                          ______________________________________


Dated:  ____________________